Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-270371) pertaining to the Expensify, Inc. 2021 Incentive Award Plan and the Expensify, Inc. 2021 Stock Purchase and Matching Plan,
2.Registration Statement (Form S-8 No. 333-260933) pertaining to the Expensify, Inc. 2009 Stock Plan, the Expensify, Inc. 2019 Stock Plan, the Expensify, Inc. 2021 Incentive Award Plan, and the Expensify, Inc. 2021 Non-Qualified Employee Stock Purchase and Matching Plan, and
3.Registration Statement (Form S-8 No. 333-260934) pertaining to the Expensify, Inc. 2009 Stock Plan and the Expensify, Inc. 2019 Stock Plan;
of our reports dated February 26, 2024, with respect to the consolidated financial statements of Expensify, Inc. and the effectiveness of internal control over financial reporting of Expensify, Inc. included in this Annual Report (Form 10-K) of Expensify, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Francisco, California
February 26, 2024